AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT


         This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated April 3, 2002, by and between Met Investors Advisory LLC (the "Manager") and Janus Capital Management LLC (the "Adviser") with respect to the Janus Aggressive Growth Portfolio ("Portfolio"), is entered into effective the 1st day of May, 2002.

         WHEREAS the Agreement provides for the Adviser to provide certain investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

         NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

                                      Percentage of average daily net assets
--------------------------------- ---------------------------------------------
Janus Aggressive Growth
                                  0.50% of first $250
                                  million of such
                                  assets, plus 0.45%
                                  of such assets over
                                  $200 million up to
                                  $750 million, plus
                                  0.40% of such
                                  assets over $750
                                  million up to $1.5
                                  billion, plus 0.35%
                                  of such assets over
                                  $1.5 billion
--------------------------------- ----------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 24th day of April, 2002.



                                 MET INVESTORS ADVISORY LLC

                                 By:______________________________
                                       Authorized Officer


                                 JANUS CAPITAL MANAGEMENT LLC

                                 By:______________________________
                                       Bonnie M. Howe, Vice President